Exhibit 99.1

For Immediate Release:

Bank of Commerce Holdings Announces Results for the Fourth Quarter of 2017

SACRAMENTO, California, January 19, 2018 / GLOBE NEWSWIRE—Bank of Commerce Holdings (NASDAQ: BOCH) (the “Company”), a $1.3 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced financial results for the quarter and the year ended December 31, 2017. Net income for the quarter ended December 31, 2017 was $7 thousand or $0.00 per share – diluted, compared with net income of $2.3 million or $0.17 per share – diluted for the same period of 2016. Net income for the year ended December 31, 2017 was $7.3 million or $0.48 per share – diluted compared with $5.3 million or $0.39 per share – diluted for the year ended December 31, 2016.

Significant Item – Tax Cuts and Jobs Act of 2017

The 2017 results include the $2.5 million negative net impact of the Tax Cuts and Jobs Act of 2017(“Act”) for both the fourth quarter ($0.15 per share – diluted) and for the year ($0.16 per share – diluted). The Act reduced the federal corporate tax rate from 35% to 21% and required the Company to revalue its deferred tax assets and liabilities. Management believes that our financial results are more comparative excluding the impact of these deferred tax asset and liability revaluations.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. We believe that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

SELECTED NON-GAAP FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)
	For The Three Months Ended			For The Twelve Months Ended
Reconciliation of Net Income (GAAP) to Net Income Excluding	December 31,		September 30,	December 31,
Deferred Tax Asset Write-down (non-GAAP):	2017	2016	2017	2017	2016
Net income (GAAP)	$7	$2,297	$2,876	$7,344	$5,259
Deferred tax asset write-down (GAAP)	2,490	—	—	2,490	363
Net income excluding deferred tax asset write-down (non-GAAP)	$2,497	$2,297	$2,876	$9,834	$5,622

Earnings per share - diluted (GAAP)	$—	$0.17	$0.18	$0.48	$0.39
Effect of deferred tax asset write-down	0.15	—	—	0.16	0.03
Earnings per share - diluted excluding net deferred tax asset write-down	$0.15	$0.17	$0.18	$0.64	$0.42

Non-GAAP Ratios:
Return on average assets excluding net deferred tax asset write-down	0.79%	0.81%	0.93%	0.82%	0.52%
Return on average equity excluding net deferred tax asset write-down	7.69%	9.69%	9.01%	8.48%	6.07%
Effective tax rate excluding deferred tax asset write-down	34.46%	19.94%	33.16%	31.10%	22.10%

GAAP Information:
Return on average assets	0.00%	0.81%	0.93%	0.61%	0.49%
Return on average equity	0.02%	9.69%	9.01%	6.34%	5.68%
Effective tax rate	99.82%	19.94%	33.16%	48.54%	27.13%

Randall S. Eslick, President and CEO commented: “In 2017 we continued executing on our corporate vision and strategic plan to earn our independence. I am especially proud of the hard work and dedication of our employees as they delivered extraordinary growth in loans and deposits and enhanced returns to our shareholders. Our company is well positioned to meet the opportunities and challenges of the coming year and I look forward to our continued growth and success.”

Financial highlights for the year ended December 31, 2017:

●	Average deposits for the year ended December 31, 2017 totaled $1.0 billion, an increase of $115.1 million (12%) compared to average deposits for the prior year.
●	Average loans for the year ended December 31, 2017 totaled $818.1 million, an increase of $65.2 million (9%) compared to average loans for the prior year.
●	Average earning assets totaled $1.1 billion for the year ended December 31, 2017, an increase of $116.8 million (12%) compared to average earning assets for the prior year.
●

Net income of $7.3 million or $0.48 per share – diluted for the year ended December 31, 2017 was an increase of $2.1 million (40%) from $5.3 million or $0.39 per share – diluted earned during the same period in the prior year. Net income for 2016 was negatively impacted by $3.0 million of branch acquisition and balance sheet restructuring costs, a $546 thousand other-than-temporary-impairment of an investment security and the write-off of a $363 thousand deferred tax asset.

●	Return on average assets improved to 0.61% for the year ended December 31, 2017 compared to 0.49% for the prior year.
●	Return on average equity improved to 6.34% for the year ended December 31, 2017 compared to 5.68% for the prior year.
●	The Company’s efficiency ratio was 67.0% for the year ended December 31, 2017 compared to 81.9% for the prior year.
●	Net interest income increased $5.1 million (14%) to $41.4 million for the year ended December 31, 2017 compared to $36.2 million for the prior year.
●	Nonperforming assets at December 31, 2017 totaled $5.8 million or 0.46% of total assets, a decrease of $6.3 million (52%) compared to December 31, 2016.
●	Tangible book value per common share was $7.70 at December 31, 2017 compared to $6.83 at December 31, 2016.

Financial highlights for the fourth quarter of 2017:

●	Average deposits for the three months ended December 31, 2017 totaled $1.1 billion, an increase of $28.7 million (11% annualized) compared to average deposits for the prior quarter.
●	Average loans for the three months ended December 31, 2017 totaled $839.0 million, an increase of $33.9 million (17% annualized) compared to average loans for the prior quarter.
●	Average earning assets for the three months ended December 31, 2017 totaled $1.2 billion, an increase of $31.9 million (11% annualized) compared to average earning assets for the prior quarter.
●

Net income of $7 thousand or $0.00 per share – diluted for the three months ended December 31, 2017 was a decrease of $2.3 million (100%) from $2.3 million or $0.17 per share – diluted earned during the same period in the prior year.

●	Return on average assets declined to 0.00% for the fourth quarter of 2017 compared to 0.81% for the same period in the prior year.
●	Return on average equity declined to 0.02% for the fourth quarter of 2017 compared to 9.69% for the same period in the prior year.
●	The Company’s efficiency ratio was 64.9% for the fourth quarter of 2017 compared to 73.2% during the same period in 2016.
●	Net interest income increased $1.4 million (15%) to $10.9 million for the fourth quarter of 2017 compared to $9.4 million for the same period in the prior year.
●	Nonperforming assets at December 31, 2017 totaled $5.8 million or 0.46% of total assets, a decrease of $2.5 million since September 30, 2017.

Forward-Looking Statements

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933 and Securities Act of 1934. These forward-looking statements (which involve our plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

●	Competitive pressure in the banking industry and changes in the regulatory environment
●	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities
●	A decline in the health of the economy nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of our loans
●	Credit quality deterioration which could cause an increase in the provision for loan and lease losses
●	Asset/Liability matching risks and liquidity risks
●	Changes in the securities markets

For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Risk Factors” and to subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation and specifically disclaims any obligation to revise or publicly release the results of any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date the statements were made.

TABLE 1
SELECTED FINANCIAL INFORMATION - UNAUDITED
(amounts in thousands except per share data)
	For The Three Months Ended			For The Twelve Months Ended
Net income, average assets and	December 31,		September 30,	December 31,
average shareholders' equity	2017	2016	2017	2017	2016
Net income	$7	$2,297	$2,876	$7,344	$5,259
Average total assets	$1,251,960	$1,126,034	$1,220,900	$1,198,251	$1,079,750
Average total earning assets	$1,178,037	$1,051,387	$1,146,132	$1,124,555	$1,007,793
Average shareholders' equity	$128,862	$94,326	$126,574	$115,901	$92,554

Selected performance ratios
Return on average assets	0.00%	0.81%	0.93%	0.61%	0.49%
Return on average equity	0.02%	9.69%	9.01%	6.34%	5.68%
Efficiency ratio	64.94%	73.17%	63.10%	67.04%	81.83%

Share and per share amounts
Weighted average shares - basic (1)	16,195	13,370	16,191	15,207	13,367
Weighted average shares - diluted	16,306	13,476	16,288	15,310	13,425
Earnings per share - basic	$—	$0.17	$0.18	$0.48	$0.39
Earnings per share - diluted	$—	$0.17	$0.18	$0.48	$0.39

	At December 31,		At September 30,
Share and per share amounts	2017	2016	2017
Common shares outstanding (2)	16,272	13,440	16,265
Tangible book value per common share	$7.82	$6.83	$7.77

Capital ratios
Bank of Commerce Holdings (3)
Common equity tier 1 capital ratio (4)	12.26%	9.43%	12.66%
Tier 1 capital ratio (4)	13.23%	10.42%	13.65%
Total capital ratio (4)	15.44%	12.68%	15.91%
Tier 1 leverage ratio (4)	10.86%	9.13%	11.12%
Tangible common equity ratio (5)	9.88%	8.07%	10.27%

Redding Bank of Commerce
Common equity tier 1 capital ratio (4)	12.58%	12.31%	12.87%
Tier 1 capital ratio (4)	12.58%	12.31%	12.87%
Total capital ratio (4)	13.81%	13.55%	14.12%
Tier 1 leverage ratio (4)	10.33%	10.80%	10.50%

(1) Excludes unvested restricted shares issued in accordance with the Company's equity incentive plan, as they are non participative in dividends or voting rights.
(2) Includes unvested restricted shares issued in accordance with the Company's equity incentive plan.
(3) Capital ratios for the Company include the benefit of $26.8 million net proceeds from the sale of 2,738,096 shares of common stock in the second quarter of 2017.

(4) The Company and the Bank continue to meet all capital adequacy requirements to which they are subject. The capital ratios for 2016 were impacted by increased average total assets, the addition of $1.8 million of core deposit intangible and $665 thousand of goodwill recorded in conjunction with the acquisition of five branches in March of 2016.

(5) Management believes the tangible common equity ratio is a useful measure of capital adequacy because it provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability of the Company to absorb potential losses. The tangible common equity ratio is calculated as total shareholders' equity less goodwill and core deposit intangible, net divided by total assets less goodwill and core deposit intangible, net.

BALANCE SHEET OVERVIEW

As of December 31, 2017, the Company had total consolidated assets of $1.3 billion, gross loans of $879.8 million, allowance for loan and lease losses (“ALLL”) of $11.9 million, total deposits of $1.1 billion, and shareholders’ equity of $127.3 million.

TABLE 2
LOAN BALANCES BY TYPE - UNAUDITED
(amounts in thousands)
	At December 31,						At September 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total
Commercial	$149,088	17%	$153,844	19%	$(4,756)	(3)%	$147,212	18%
Real estate - construction and land development	15,902	2	36,792	5	(20,890)	(57)%	14,700	2
Real estate - commercial non-owner occupied	377,668	43	292,615	36	85,053	29%	333,766	40
Real estate - commercial owner occupied	185,340	21	167,335	21	18,005	11%	183,424	22
Real estate - residential - ITIN	41,188	5	45,566	6	(4,378)	(10)%	42,063	5
Real estate - residential - 1-4 family mortgage	30,377	3	20,425	3	9,952	49%	21,119	3
Real estate - residential - equity lines	30,347	3	35,953	4	(5,606)	(16)%	31,158	4
Consumer and other	49,925	6	51,681	6	(1,756)	(3)%	51,432	6
Gross loans	879,835	100%	804,211	100%	75,624	9%	824,874	100%
Deferred fees and costs	1,710		1,324		386		1,770
Loans, net of deferred fees and costs	881,545		805,535		76,010		826,644
Allowance for loan and lease losses	(11,925)		(11,544)		(381)		(11,692)
Net loans	$869,620		$793,991		$75,629		$814,952

Average yield on loans during the quarter	4.77%		4.69%		0.08		4.87%

The Company recorded gross loan balances of $879.8 million at December 31, 2017, compared with $804.2 million and $824.9 million at December 31, 2016 and September 30, 2017, respectively, an increase of $75.6 million and $55.0 million, respectively. The increase in gross loans compared to the same period a year ago and the prior period was driven by organic loan originations and is the result of investments in our SBA division and in our expanded Sacramento commercial banking group.

Average loan balances were $839.0 million for the quarter ended December 31, 2017, compared with $778.5 for the quarter ended December 31, 2016 and $805.1 million for the quarter ended September 30, 2017, an increase of $60.5 million or 8% and an increase of $33.9 million or 17% annualized, respectively.

The average yield on loans during the quarter was 4.77% compared to 4.69% and 4.87% for the quarters ended December 31, 2016 and September 30, 2017, respectively. The prior quarter included $161 thousand of interest income from a nonaccrual loan that was repaid during the quarter and enhanced the average yield by eight basis points.

TABLE 3
CASH, CASH EQUIVALENTS, AND INVESTMENT SECURITIES - UNAUDITED
(amounts in thousands)
	At December 31,						At September 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total

Cash and due from banks	$17,979	5%	$16,419	6%	$1,560	10%	$19,929	6%
Interest-bearing deposits in other banks	48,991	15	51,988	19	(2,997)	(6)%	65,702	19
Total cash and cash equivalents	66,970	20	68,407	25	(1,437)	(2)%	85,631	25

Investment securities:
U.S. government and agencies	40,369	12	10,354	4	30,015	290%	36,474	10
Obligations of state and political subdivisions	78,844	24	59,428	22	19,416	33%	53,850	15
Residential mortgage backed securities and collateralized mortgage obligations	114,592	34	69,604	24	44,988	65%	105,224	31
Corporate securities	4,992	1	16,116	6	(11,124)	(69)%	6,968	2
Commercial mortgage backed securities	26,641	8	15,514	6	11,127	72%	26,148	7
Other asset backed securities	2,516	1	4,158	2	(1,642)	(39)%	3,830	1
Total investment securities - AFS	267,954	80	175,174	64	92,780	53%	232,494	66

Obligations of state and political subdivisions - HTM	—	0	31,187	11	(31,187)	(100)%	30,724	9
Total investment securities - AFS and HTM	267,954	80	206,361	75	61,593	30%	263,218	75
Total cash, cash equivalents and investment securities	$334,924	100%	$274,768	100%	$60,156	22%	$348,849	100%
Average yield on interest-bearing due from banks and investment securities during the quarter - (nominal)	2.30%		1.95%		0.35		2.19%

As of December 31, 2017, we maintained noninterest-bearing cash positions of $18.0 million and interest-bearing deposits of $49.0 million at the Federal Reserve Bank and correspondent banks. During the fourth quarter of 2017, we deployed liquidity provided by the sale of common stock and strong organic deposit growth into organic loan originations, and AFS securities.

During the fourth quarter, we reclassified the entire HTM securities portfolio to AFS. At the date of the reclassification the HTM securities portfolio was recorded at an amortized cost of $30.3 million. The reclassification of securities between categories was accounted for at fair value. At the date of the reclassification, the securities had a fair value of $31.4 million and unrealized holding gains of $1.2 million which were recorded in other comprehensive income.

Investment securities totaled $268.0 million at December 31, 2017, compared with $206.4 million and $263.2 million at December 31, 2016 and September 30, 2017, respectively. Our investment securities portfolio provides us with a secondary source of liquidity to fund higher yielding asset opportunities, such as loan originations. During the fourth quarter of 2017, we purchased 20 securities with a par value of $29.6 million and weighted average yield of 2.71% and sold 19 securities with a par value of $16.0 million and weighted average yield of 2.33%. The sales activity on available-for-sale securities resulted in $2 thousand in net realized losses. There were no purchases or sales of held-to-maturity securities during the fourth quarter of 2017. During the same period, we received $7.4 million in proceeds from principal payments, calls and maturities within the investment securities portfolio. Average securities balances and weighted average tax equivalent yields for the quarters ended December 31, 2017 and 2016 were $272.0 million and 2.94% compared to $197.2 million and 3.02%, respectively.

At December 31, 2017, our net unrealized losses on available-for-sale investment securities were $452 thousand compared with net unrealized losses of $1.3 million and net unrealized gains of $630 thousand at December 31, 2016 and September 30, 2017, respectively. The changes in the net unrealized gain or loss on the investment securities portfolio are primarily due to changes in market interest rates and the reclassification of all HTM securities to AFS during the fourth quarter of 2017.

TABLE 4
DEPOSITS BY TYPE - UNAUDITED
(amounts in thousands)
	At December 31,						At September 30,
		% of		% of	Change			% of
	2017	Total	2016	Total	Amount	%	2017	Total
Demand - noninterest-bearing	$305,650	28%	$270,398	27%	$35,252	13%	$316,814	30%
Demand - interest-bearing	496,990	45	405,569	40	91,421	23%	433,466	41
Total demand	802,640	73	675,967	67	126,673	19%	750,280	71

Savings	110,837	10	113,309	11	(2,472)	(2)%	111,962	11
Total non-maturing deposits	913,477	83	789,276	78	124,201	16%	862,242	82

Certificates of deposit	189,255	17	215,390	22	(26,135)	(12)%	200,543	18
Total deposits	$1,102,732	100%	$1,004,666	100%	$98,066	10%	$1,062,785	100%

Average rate on interest-bearing deposits during the quarter	0.42%		0.40%		0.02		0.43%
Average rate on all deposits during the quarter	0.30%		0.29%		0.01		0.31%

Total deposits at December 31, 2017, increased $98.1 million or 10% to $1.1 billion compared to December 31, 2016, and increased $39.9 million or 15% annualized compared to September 30, 2017. Total non-maturing deposits increased $124.2 million or 16% compared to the same date a year ago and increased $51.2 million or 24% annualized compared to September 30, 2017. Certificates of deposit decreased $26.1 million or 12% compared to the same date a year ago and decreased $11.2 million or 23% annualized compared to September 30, 2017.

TABLE 5
WHOLESALE AND BROKERED DEPOSITS - UNAUDITED
(amounts in thousands)
	At December 31,		At September 30,
	2017	2016	2017
CDARS / ICS reciprocal brokered deposits	$66,279	$65,212	$56,203
Online listing service wholesale time deposits	36,060	48,900	37,293
Total wholesale and brokered deposits	$102,339	$114,112	$93,496

In accordance with regulatory Call Report instructions, the Bank will file (or has filed) quarterly Call Reports which list brokered deposits of $66.3 million, $65.2 million and $56.2 million at December 31, 2017, December 31, 2016 and September 30, 2017, respectively.

INCOME STATEMENT OVERVIEW

TABLE 6
SUMMARY INCOME STATEMENT - UNAUDITED
(amounts in thousands, except per share data)
	For The Three Months Ended
	December 31,		Change		September 30,	Change
	2017	2016	Amount	%	2017	Amount	%
Interest income	$12,047	$10,518	$1,529	15%	$11,765	$282	2%
Interest expense	1,178	1,084	94	9%	1,181	(3)	—%
Net interest income	10,869	9,434	1,435	15%	10,584	285	3%
Provision for loan and lease losses	450	—	450	100%	—	450	100%
Noninterest income	1,282	1,260	22	2%	1,076	206	19%
Noninterest expense	7,891	7,825	66	1%	7,357	534	7%
Income before provision for income taxes	3,810	2,869	941	33%	4,303	(493)	(11)%
Provision for income taxes:
Net deferred tax asset write-down	2,490	—	2,490	100%	—	2,490	100%
Provision for income taxes from operations	1,313	572	741	130%	1,427	(114)	(8)%
Total provision for income taxes	3,803	572	3,231	565%	1,427	2,376	167%
Net income	$7	$2,297	$(2,290)	(100)%	$2,876	$(2,869)	(100)%

Basic earnings per share	$—	$0.17	$(0.17)	(100)%	$0.18	$(0.18)	(100)%
Average basic shares	16,195	13,370	2,825	21%	16,191	4	—%
Diluted earnings per share	$—	$0.17	$(0.17)	(100)%	$0.18	$(0.18)	(100)%
Average diluted shares	16,306	13,476	2,830	21%	16,288	18	—%
Dividends declared per common share	$0.03	$0.03	$—	—%	$0.03	$—	—%

Fourth Quarter of 2017 Compared With Fourth Quarter of 2016

Income before provision for income taxes for the fourth quarter of 2017 increased $941 thousand compared to the fourth quarter of 2016. In the current quarter, net interest income was $1.4 million higher and noninterest income was $22 thousand higher. These positive changes were offset by provision for loan and lease losses that was $450 thousand higher and noninterest expense that was $66 thousand higher.

Net Interest Income

Net interest income increased $1.4 million compared to the same period a year ago.

Interest income for the three months ended December 31, 2017 increased $1.5 million or 15% to $12.0 million. Interest and fees on loans increased $902 thousand due to a $60.5 million increase in average loan balances and an eight basis point increase in the average yield on the loan portfolio. Interest on securities increased $513 thousand due to a $74.8 million increase in average securities balances and a six basis point increase in the average yield on the securities portfolio. Interest on interest-bearing deposits due from banks increased $114 thousand primarily due to a 75 basis point increase in average yield resulting from increased fed funds rates.

Interest expense for the fourth quarter of 2017 increased $94 thousand or 9% to $1.2 million. The increase was primarily caused by a two basis point increase in the average rate paid on interest-bearing deposits and a $60.7 million increase in average interest-bearing demand deposits.

Provision for loan and lease loss

During the three months ended December 31, 2017 the company recorded a provision for loan and lease losses of $450 thousand reflecting growth in the loan portfolio. There was no provision for loan and lease losses during the fourth quarter of 2016.

Noninterest Income

Noninterest income for the three months ended December 31, 2017 increased $22 thousand compared to the fourth quarter for 2016. Net Gains on sale of OREO properties increased $336 thousand while FHLB dividends decreased $272 thousand (a special dividend was recorded during the prior year).

Noninterest Expense

Noninterest expense for the three months ended December 31, 2017 increased $66 thousand compared to the same period a year previous. The increase in noninterest expense was primarily due to the following negative items:

●	Compensation costs increased $286 thousand
●	Premises and equipment costs increased $51 thousand

These increases were partially offset by the following positive items:

●	Professional service fees decreased $202 thousand
●	Data processing fees decreased $78 thousand

The Company’s efficiency ratio was 64.9% for the fourth quarter of 2017 compared to 73.2% during the same period in 2016.

Income Tax Provision

For the three months ended December 31, 2017, our income tax provision of $3.8 million on pre-tax income of $3.8 million was an effective tax rate of 99.8%. The income tax provision was composed of a $2.5 million write-down of our deferred tax assets and a $1.3 million tax provision on pre-tax net operating income of $3.8 million (34.5%). The $2.5 million write-down occurred when we revalued our deferred tax assets and liabilities to account for the future impact of lower corporate tax rates resulting from the Tax Cuts and Jobs Act enacted on December 22, 2017.

This compares with a provision for income taxes of $572 thousand (19.9% effective tax rate) for the three months ended December 31, 2016. This effective tax rate benefited from a decrease in the amortization of our investments in affordable housing partnerships.

Fourth Quarter of 2017 Compared With Third Quarter of 2017

Income before provision for income taxes for the fourth quarter of 2017 decreased $493 thousand compared to the third quarter of 2017. In the current quarter, net interest income was $285 thousand higher and noninterest income was $206 thousand higher. These positive changes were offset by a provision for loan and lease losses that was $450 thousand higher and noninterest expenses that were $534 thousand higher.

Net Interest Income

Net interest income increased $285 thousand over the prior quarter.

Interest income for the three months ended December 31, 2017 increased $282 thousand or 2% to $12.0 million. Interest and fees on loans increased $196 thousand due to a $33.9 million increase in average loan balances. Interest on investment securities increased $140 thousand due to a $15.3 million increase in average securities balances and a seven basis point increase in average yield on the securities portfolio. Interest on interest-bearing deposits due from banks decreased $54 thousand due to a $17.3 million decrease in average balances.

Interest expense for the three months ended December 31, 2017 decreased $3 thousand or less than 1% to $1.2 million. The average rate paid on interest-bearing deposits decreased 1 basis point to 42 basis points. Average interest-bearing demand deposit balances increased $24.3 million while average certificate of deposit balances decreased $9.2 million.

Provision for loan and lease loss

During the three months ended December 31, 2017 the company recorded a provision for loan and lease losses of $450 thousand reflecting growth in the loan portfolio. There was no provision for loan and lease losses during the prior quarter.

Noninterest Income

Noninterest income for the three months ended December 31, 2017 increased $206 thousand. During the current quarter gains on sale of OREO increased $265 thousand.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2017 increased $534 thousand compared to the third quarter of 2017. The increase in noninterest expense included the following items:

●	Loan origination cost deferrals decreased $110 thousand
●	Employee incentive and other compensation-related costs increased $122 thousand
●	Postage and supplies increased $80 thousand due to costs associated with the annual deposit account disclosures
●	Recruiting costs increased $82 thousand

The Company’s efficiency ratio was 64.9% for the fourth quarter of 2017 compared to 63.1% during the prior quarter.

Income Tax Provision

For the three months ended December 31, 2017, our income tax provision of $3.8 million on pre-tax income of $3.8 million was an effective tax rate of 99.8%. The income tax provision was composed of a $2.5 million write-down of our deferred tax assets and a $1.3 million tax provision on pre-tax net operating income of $3.8 million (34.5%). The $2.5 million write-down occurred when we revalued our deferred tax assets and liabilities to account for the future impact of lower corporate tax rates resulting from the Tax Cuts and Jobs Act enacted on December 22, 2017. This compares with a provision for income taxes of $1.4 million (33.2% effective tax rate) for the prior quarter.

Earnings Per Share

Diluted earnings per share were $0.00 for the three months ended December 31, 2017. Excluding the $2.5 million negative net impact of the net deferred tax asset revaluation, diluted earnings per share would have been $0.15 for the three months ended December 31, 2017. This compared with diluted earnings per share of $0.17 for the same period a year ago and diluted earnings per share of $0.18 for the prior period. Net income and weighted average shares used to calculate earnings per share – diluted are summarized in table 6 and the table of “Selected Non-GAAP Financial Information” presented earlier in this press release.

TABLE 7a
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)
	For The Three Months Ended
	December 31, 2017			December 31, 2016			September 30, 2017
	Average		Yield /	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$839,004	$10,083	4.77%	$778,458	$9,181	4.69%	$805,144	$9,887	4.87%
Taxable securities	199,849	1,211	2.40%	124,881	705	2.25%	179,362	1,049	2.32%
Tax-exempt securities	72,152	529	2.91%	72,288	522	2.87%	77,303	551	2.83%
Interest-bearing deposits in other banks	67,032	224	1.33%	75,760	110	0.58%	84,323	278	1.31%
Average interest-earning assets	1,178,037	12,047	4.06%	1,051,387	10,518	3.98%	1,146,132	11,765	4.07%
Cash and due from banks	19,783			16,953			19,143
Premises and equipment, net	14,948			16,331			15,362
Other assets	39,192			41,363			40,263
Average total assets	$1,251,960			$1,126,034			$1,220,900

Interest-bearing liabilities:
Interest-bearing demand	$459,451	216	0.19%	$398,749	135	0.13%	$436,614	196	0.18%
Savings deposits	111,725	54	0.19%	111,755	45	0.16%	110,305	52	0.19%
Certificates of deposit	194,886	547	1.11%	217,463	543	0.99%	204,044	567	1.10%
Net term debt	17,211	285	6.57%	18,975	298	6.25%	17,804	292	6.51%
Junior subordinated debentures	10,310	76	2.92%	10,310	63	2.43%	10,310	74	2.85%
Average interest-bearing liabilities	793,583	1,178	0.59%	757,252	1,084	0.57%	779,077	1,181	0.60%
Noninterest-bearing demand	316,961			261,600			303,314
Other liabilities	12,554			12,856			11,935
Shareholders’ equity	128,862			94,326			126,574
Average liabilities and shareholders’ equity	$1,251,960			$1,126,034			$1,220,900
Net interest income and net interest margin (4)		$10,869	3.66%		$9,434	3.57%		$10,584	3.66%
Tax equivalent net interest margin (3)			3.75%			3.67%			3.76%

(1) Interest income on loans is net of deferred fees and costs of approximately $123 thousand, $139 thousand, and $95 thousand for the three months ended December 31, 2017, and 2016 and September 30, 2017, respectively.

(2) Net loans includes average nonaccrual loans of $6.5 million, $10.0 million and $8.6 million for the three months ended December 31, 2017 and 2016 and September 30, 2017, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 34% tax rate. The amount of such adjustments was an addition to recorded income of approximately $273 thousand, $269 thousand and $284 thousand for the three months ended December 31, 2017 and 2016 and September 30, 2017, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 7b
NET INTEREST MARGIN - UNAUDITED
(amounts in thousands)
	For The Twelve Months Ended
	December 31, 2017			December 31, 2016
	Average		Yield /	Average		Yield /
(Amounts in thousands)	Balance	Interest(1)	Rate (5)	Balance	Interest(1)	Rate (5)
Interest-earning assets:
Net loans (2)	$818,119	$39,112	4.78%	$752,938	$35,435	4.71%
Taxable securities	165,333	3,921	2.37%	120,884	2,986	2.47%
Tax-exempt securities	74,231	2,144	2.89%	75,303	2,256	3.00%
Interest-bearing deposits in other banks	66,872	772	1.15%	58,668	332	0.57%
Average interest-earning assets	1,124,555	45,949	4.09%	1,007,793	41,009	4.07%
Cash and due from banks	18,301			15,831
Premises and equipment, net	15,567			15,078
Other assets	39,828			41,048
Average total assets	$1,198,251			$1,079,750

Interest-bearing liabilities:
Interest-bearing demand	$434,705	744	0.17%	$374,170	523	0.14%
Savings deposits	111,376	200	0.18%	104,771	174	0.17%
Certificates of deposit	205,648	2,188	1.06%	221,074	2,179	0.99%
Net term debt	18,283	1,168	6.39%	37,286	1,667	4.47%
Junior subordinated debentures	10,310	287	2.78%	10,310	235	2.28%
Average interest-bearing liabilities	780,322	4,587	0.59%	747,611	4,778	0.64%
Noninterest-bearing demand	289,735			226,368
Other liabilities	12,293			13,217
Shareholders’ equity	115,901			92,554
Average liabilities and shareholders’ equity	$1,198,251			$1,079,750
Net interest income and net interest margin (4)		$41,362	3.68%		$36,231	3.60%
Tax equivalent net interest margin (3)			3.78%			3.71%

(1) Interest income on loans is net of deferred fees and costs of approximately $546 thousand and $1.1 million for the year ended December 31, 2017 and 2016, respectively.
(2) Net loans includes average nonaccrual loans of $8.9 million and $10.6 million for the year ended December 31, 2017 and 2016, respectively.

(3) Tax-exempt income has been adjusted to tax equivalent basis at a 34% tax rate. The amount of such adjustments was an addition to recorded income of approximately $1.1 million and $1.2 million for the year ended December 31, 2017 and 2016, respectively.

(4) Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
(5) Yields and rates are calculated by dividing the income or expense by the average balance of the assets or liabilities, respectively, and annualizing the result.

TABLE 8
ALLOWANCE FOR LOAN AND LEASE LOSSES ROLL FORWARD AND IMPAIRED LOAN TOTALS - UNAUDITED
(amounts in thousands)
	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Beginning balance ALLL	$11,692	$11,688	$11,641	$11,544	$11,849
Provision for loan and lease losses	450	—	300	200	—
Loans charged-off	(451)	(245)	(359)	(447)	(386)
Loan loss recoveries	234	249	106	344	81
Ending balance ALLL	$11,925	$11,692	$11,688	$11,641	$11,544

	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2017	2017	2017	2017	2016
Nonaccrual loans:
Commercial	$1,603	$2,309	$2,410	$2,534	$2,749
Real estate - commercial non-owner occupied	—	—	1,196	1,196	1,196
Real estate - commercial owner occupied	600	617	639	654	784
Real estate - residential - ITIN	2,909	3,201	3,346	3,331	3,576
Real estate - residential - 1-4 family mortgage	606	626	653	1,337	1,914
Real estate - residential - equity lines	45	815	872	906	917
Consumer and other	36	37	38	39	250
Total nonaccrual loans	5,799	7,605	9,154	9,997	11,386
Accruing troubled debt restructured loans:
Commercial	1,551	671	703	741	776
Real estate - commercial non-owner occupied	803	805	806	808	808
Real estate - residential - ITIN	4,614	4,655	4,712	4,761	5,033
Real estate - residential - equity lines	380	441	445	450	454
Total accruing troubled debt restructured loans	7,348	6,572	6,666	6,760	7,071

All other accruing impaired loans	—	—	—	—	337

Total impaired loans	$13,147	$14,177	$15,820	$16,757	$18,794

Gross loans outstanding at period end	$879,835	$824,874	$815,388	$810,194	$804,211

Impaired loans to gross loans	1.49%	1.72%	1.94%	2.07%	2.34%
Nonaccrual loans to gross loans	0.66%	0.92%	1.12%	1.23%	1.42%

Allowance for loan and lease losses as a percent of:
Gross loans	1.36%	1.42%	1.43%	1.44%	1.44%
Nonaccrual loans	205.64%	153.74%	127.68%	116.44%	101.39%
Impaired loans	90.71%	82.47%	73.88%	69.47%	61.42%

We continue to monitor credit quality and adjust the ALLL to ensure that the ALLL is maintained at a level that is adequate to cover estimated credit losses in the loan and lease portfolio. A combination of net loan losses and loan portfolio growth supported management’s decision to record a provision of $450 thousand for the three months ended December 31, 2017. There were no provisions for loan and lease losses during the quarter ended September 30, 2017 or the quarter ended December 31, 2016. Our ALLL as a percentage of gross loans was 1.36% as of December 31, 2017 compared to 1.44% as of December 31, 2016 and 1.42% as of September 30, 2017. Based on the Bank’s ALLL methodology, which uses criteria such as risk factors and historical loss rates, and given the ongoing improvements in asset quality, management believes the Company’s ALLL is adequate at December 31, 2017. There is, however, no assurance that future loan and lease losses will not exceed the levels provided for in the ALLL and could possibly result in future charges to the provision for loan and lease losses.

At December 31, 2017, the recorded investment in loans classified as impaired totaled $13.1 million, with a corresponding specific reserve of $1.2 million compared to impaired loans of $18.8 million with a corresponding specific reserve of $1.5 million at December 31, 2016 and impaired loans of $14.2 million, with a corresponding specific reserve of $918 thousand at September 30, 2017. The decrease in loans classified as impaired compared to the prior quarter is primarily due to one residential real estate equity loan that was paid off during the quarter. The increase in the specific reserve on impaired loans compared to the prior quarter was primarily due to one commercial loan.

TABLE 9
TROUBLED DEBT RESTRUCTURINGS - UNAUDITED
(amounts in thousands)
	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2017	2017	2017	2017	2016
Nonaccrual	$3,581	$4,403	$4,630	$4,570	$4,995
Accruing	7,348	6,572	6,666	6,760	7,071
Total troubled debt restructurings	$10,929	$10,975	$11,296	$11,330	$12,066

Troubled debt restructurings as a percentage of total gross loans	1.24%	1.33%	1.39%	1.40%	1.50%

There were no new troubled debt restructurings during the three months ended December 31, 2017. As of December 31, 2017, we had 116 restructured loans that qualified as troubled debt restructurings, of which 110 were performing according to their restructured terms.

TABLE 10
NONPERFORMING ASSETS - UNAUDITED
(amounts in thousands)
	At December 31,	At September 30,	At June 30,	At March 31,	At December 31,
	2017	2017	2017	2017	2016
Total nonaccrual loans	$5,799	$7,605	$9,154	$9,997	$11,386
90 days past due and still accruing	—	—	—	—	—
Total nonperforming loans	5,799	7,605	9,154	9,997	11,386

Other real estate owned	35	699	1,517	814	759
Total nonperforming assets	$5,834	$8,304	$10,671	$10,811	$12,145

Nonperforming loans to gross loans	0.66%	0.92%	1.12%	1.23%	1.42%
Nonperforming assets to total assets	0.46%	0.67%	0.88%	0.95%	1.06%

The December 31, 2017 OREO balance consists of one 1-4 family residential real estate property in the amount of $35 thousand. The decrease in the OREO balance compared to the prior quarter is due to the disposition of one nonfarm nonresidential property, one undeveloped commercial property and one 1-4 family residential property. Net gains on sale of OREO in the current quarter were $346 thousand compared to net gains of $10 thousand and $81 thousand in the same quarter a year ago and in the prior quarter, respectively. Net gains on sale of OREO property in the current quarter were primarily due to one nonfarm nonresidential property that had a carrying value of $565 thousand and sold for $923 thousand resulting in a gain of $358 thousand.

TABLE 11
UNAUDITED CONSOLIDATED
BALANCE SHEET
(amounts in thousands, except per share data)
	At December 31,	At December 31,	Change		At September 30,
	2017	2016	$	%	2017
Assets:
Cash and due from banks	$17,979	$16,419	$1,560	10%	$19,929
Interest-bearing deposits in other banks	48,991	51,988	(2,997)	(6)%	65,702
Total cash and cash equivalents	66,970	68,407	(1,437)	(2)%	85,631

Securities available-for-sale, at fair value	267,954	175,174	92,780	53%	232,494
Securities held-to-maturity, at amortized cost	—	31,187	(31,187)	(100)%	30,724

Loans, net of deferred fees and costs	881,545	805,535	76,010	9%	826,644
Allowance for loan and lease losses	(11,925)	(11,544)	(381)	3%	(11,692)
Net loans	869,620	793,991	75,629	10%	814,952

Premises and equipment, net	14,748	16,226	(1,478)	(9)%	15,039
Other real estate owned	35	759	(724)	(95)%	699
Life insurance	21,898	23,098	(1,200)	(5)%	21,764
Deferred taxes	6,505	9,542	(3,037)	(32)%	8,751
Goodwill and core deposit intangible, net	2,030	2,252	(222)	(10)%	2,086
Other assets	19,661	20,356	(695)	(3)%	19,741
Total assets	$1,269,421	$1,140,992	$128,429	11%	$1,231,881

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$305,650	$270,398	$35,252	13%	$316,814
Demand - interest-bearing	496,990	405,569	91,421	23%	433,466
Savings	110,837	113,309	(2,472)	(2)%	111,962
Certificates of deposit	189,255	215,390	(26,135)	(12)%	200,543
Total deposits	1,102,732	1,004,666	98,066	10%	1,062,785

Term debt	17,096	18,917	(1,821)	(10)%	17,700
Unamortized debt issuance costs	(138)	(184)	46	(25)%	(150)
Net term debt	16,958	18,733	(1,775)	(9)%	17,550

Junior subordinated debentures	10,310	10,310	—	—%	10,310
Other liabilities	12,157	13,177	(1,020)	(8)%	12,831
Total liabilities	1,142,157	1,046,886	95,271	9%	1,103,476

Shareholders' equity:
Common stock	51,830	24,547	27,283	111%	51,755
Retained earnings	75,700	70,218	5,482	8%	76,179
Accumulated other comprehensive (loss) income, net of tax	(266)	(659)	393	(60)%	471
Total shareholders' equity	127,264	94,106	33,158	35%	128,405

Total liabilities and shareholders' equity	$1,269,421	$1,140,992	$128,429	11%	$1,231,881

Total interest-earning assets	$1,198,942	$1,065,228	$133,714	13%	$1,154,934
Shares outstanding	16,272	13,440			16,265
Book value per share	$7.82	$7.00			$7.89
Tangible book value per share (1)	$7.70	$6.83			$7.77

(1) Tangible book value per share is computed by dividing total shareholders’ equity less goodwill and core deposit intangible, net by shares outstanding. Management believes that tangible book value per share is meaningful because it is a measure that the Company and investors commonly use to assess capital adequacy.

TABLE 12
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended					For The Twelve Months Ended
	December 31,		Change		September 30,	December 31,
	2017	2016	$	%	2017	2017	2016
Interest income:
Interest and fees on loans	$10,083	$9,181	$902	10%	$9,887	$39,112	$35,435
Interest on securities	1,211	705	506	72%	1,049	3,921	2,986
Interest on tax-exempt securities	529	522	7	1%	551	2,144	2,256
Interest on deposits in other banks	224	110	114	104%	278	772	332
Total interest income	12,047	10,518	1,529	15%	11,765	45,949	41,009
Interest expense:
Interest on demand deposits	216	135	81	60%	196	744	523
Interest on savings deposits	54	45	9	20%	52	200	174
Interest on certificates of deposit	547	543	4	1%	567	2,188	2,179
Interest on term debt	285	298	(13)	(4)%	292	1,168	1,667
Interest on other borrowings	76	63	13	21%	74	287	235
Total interest expense	1,178	1,084	94	9%	1,181	4,587	4,778
Net interest income	10,869	9,434	1,435	15%	10,584	41,362	36,231
Provision for loan and lease losses	450	—	450	100%	—	950	—
Net interest income after provision for loan and lease losses	10,419	9,434	985	10%	10,584	40,412	36,231
Noninterest income:
Service charges on deposit accounts	141	120	21	18%	132	542	413
ATM and point of sale	266	281	(15)	(5)%	273	1,093	995
Payroll and benefit processing fees	173	161	12	7%	147	658	593
Life insurance	135	152	(17)	(11)%	134	1,050	613
(Loss) gain on investment securities, net	(2)	52	(54)	(104)%	38	137	244
Impairment losses on investment securities	—	—	—	—%	—	—	(546)
Federal Home Loan Bank of San Francisco dividends	81	353	(272)	(77)%	80	318	644
Gain on sale of OREO	346	10	336	3,360%	81	368	(109)
Other income	142	131	11	8%	191	658	639
Total noninterest income	1,282	1,260	22	2%	1,076	4,824	3,486

TABLE 12 - CONTINUED
UNAUDITED
INCOME STATEMENT
(amounts in thousands, except per share data)
	For The Three Months Ended						For The Twelve Months Ended
	December 31,		Change			September 30,	December 31,
	2017	2016	$	%		2017	2017	2016
Noninterest expense:
Salaries and related benefits	4,523	4,237	286	7%		4,291	17,819	16,425
Occupancy and equipment	1,073	1,022	51	5%		1,067	4,242	3,869
Federal Deposit Insurance Corporation insurance premium	88	102	(14)	(14)%		78	318	615
Data processing fees	455	533	(78)	(15)%		437	1,749	1,675
Professional service fees	279	481	(202)	(42)%		276	1,398	1,690
Telecommunications	226	206	20	10%		219	879	751
Branch acquisition costs	—	—	—	—%		—	—	580
Loss on cancellation of interest rate swap	—	—	—	—%		—	—	2,325
Other expenses	1,247	1,244	3	—%		989	4,559	4,570
Total noninterest expense	7,891	7,825	66	1%		7,357	30,964	32,500
Income before provision for income taxes	3,810	2,869	941	33%		4,303	14,272	7,217
Provision for income taxes:
Net deferred tax asset write-down	2,490	—	2,490	100%		—	2,490	363
Provision for income taxes from operations	1,313	572	741	130%		1,427	4,438	1,595
Total provision for income taxes	3,803	572	3,231	565%		1,427	6,928	1,958
Net income	$7	$2,297	$(2,290)	(100)%		$2,876	$7,344	$5,259

Basic earnings per share	$—	$0.17	$(0.17)	(100	% )	$0.18	$0.48	$0.39
Average basic shares	16,195	13,370	2,825	21%		16,191	15,207	13,367
Diluted earnings per share	$—	$0.17	$(0.17)	(100)%		$0.18	$0.48	$0.39
Average diluted shares	16,306	13,476	2,830	21%		16,288	15,310	13,425

TABLE 13
UNAUDITED CONDENSED CONSOLIDATED
ANNUAL AVERAGE BALANCE SHEETS
(amounts in thousands)
	For The Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2015	2014
Earning assets:
Loans	$818,119	$752,938	$699,227	$625,166
Taxable securities	165,333	120,884	120,897	147,916
Tax exempt securities	74,231	75,303	77,089	83,973
Interest-bearing deposits in other banks	66,872	58,668	30,323	56,465
Total earning assets	1,124,555	1,007,793	927,536	913,520

Cash and due from banks	18,301	15,831	11,220	11,246
Premises and equipment, net	15,567	15,078	11,552	12,105
Other assets	39,828	41,048	42,423	36,936
Total assets	$1,198,251	$1,079,750	$992,731	$973,807

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$289,735	$226,368	$156,578	$139,792
Demand - interest-bearing	434,705	374,170	283,105	272,383
Savings	111,376	104,771	92,659	91,108
Certificates of deposit	205,648	221,074	238,626	259,445
Total deposits	1,041,464	926,383	770,968	762,728

Net term debt	18,283	37,286	88,874	77,534
Junior subordinated debentures	10,310	10,310	10,310	15,239
Other liabilities	12,293	13,217	16,588	15,934
Total liabilities	1,082,350	987,196	886,740	871,435

Shareholders' equity	115,901	92,554	105,991	102,372
Liabilities & shareholders' equity	$1,198,251	$1,079,750	$992,731	$973,807

TABLE 14
UNAUDITED CONDENSED CONSOLIDATED
QUARTERLY AVERAGE BALANCE SHEETS
(amounts in thousands)
	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Earning assets:
Loans	$839,004	$805,144	$821,321	$806,793	$778,458
Taxable securities	199,849	179,362	143,705	137,582	124,881
Tax exempt securities	72,152	77,303	73,927	73,524	72,288
Interest-bearing deposits in other banks	67,032	84,323	58,691	57,140	75,760
Total earning assets	1,178,037	1,146,132	1,097,644	1,075,039	1,051,387

Cash and due from banks	19,783	19,143	17,364	16,873	16,953
Premises and equipment, net	14,948	15,362	15,809	16,165	16,331
Other assets	39,192	40,263	39,630	40,228	41,363
Total assets	$1,251,960	$1,220,900	$1,170,447	$1,148,305	$1,126,034

Liabilities and shareholders' equity:
Demand - noninterest-bearing	$316,961	$303,314	$275,039	$262,881	$261,600
Demand - interest-bearing	459,451	436,614	421,888	420,416	398,749
Savings	111,725	110,305	109,857	113,647	111,755
Certificates of deposit	194,886	204,044	208,703	215,202	217,463
Total deposits	1,083,023	1,054,277	1,015,487	1,012,146	989,567

Term debt	17,211	17,804	19,539	18,598	18,975
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	12,554	11,935	12,256	12,431	12,856
Total liabilities	1,123,098	1,094,326	1,057,592	1,053,485	1,031,708

Shareholders' equity	128,862	126,574	112,855	94,820	94,326
Liabilities & shareholders' equity	$1,251,960	$1,220,900	$1,170,447	$1,148,305	$1,126,034

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing community banking and financial services through nine offices located in northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (916) 677-5800

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (916) 677-5825

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959